STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated as of September, 1999 is made and entered into by and among Blencathia Acquisition Corp., a Delaware corporation (the "Company"); Gain Master Limited, a company organized under the laws of the British Virgin Islands ("GML"); and Pierce Mill Associates, and TPG Capital Corporation, (collectively, the "Stockholders") with reference to the following:

The Company desires to sell to GML and GML desires to purchase from the Company, shares of the Common Stock of the Company (the "Company Shares") which shall represent 89% of all issued and outstanding capital stock of the Company, computed on a fully diluted basis, upon the terms and conditions hereafter set forth but after the issuance to certain financial consultants (the "Financial Consultants") of shares (the "Financial Consultant Shares") of the Company's Common Stock which, as of the Closing, will represent an aggregate of 4% of all issued and outstanding shares.

The Stockholders own all of the capital stock of the Company and will benefit by the consummation of the transactions contemplated herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

DEFINITIONS

When used in this Agreement, the following terms shall have the respective meanings set forth below:

"GML Contracts and Other Agreements" shall mean those contracts, agreements, leases and other undertakings of GML which are listed on Schedule 3.3 attached hereto and those contracts, agreements, leases and other undertakings entered into in the ordinary course of business from the date hereof.

"Cash and Cash Equivalents" shall mean all cash and cash equivalents, monies in bank accounts, certificates of deposit, bankers' acceptance, or government securities.

"Closing" shall mean the consummation of the transactions contemplated in this Agreement which shall be on the date set forth in Section 2.1 hereof.

"Company Contracts" shall have the meaning set forth in Section
4.8 hereof.

"Company Financial Statements" shall have the meaning set forth in Section 4.4 hereof.

"Losses" shall have the meaning set forth in Section 8.1 hereof.

"Securities Act" shall mean the Securities Act of 1933 of the United States of America, as amended.

PURCHASE OF SHARES

Purchase of Shares. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Company and GML herein set forth, at the Closing, GML shall sell, issue and deliver the Company Shares to GML, and GML shall purchase, acquire and accept the Company Shares from the Company.

Consideration.  As consideration for the Company Shares,
Purchaser shall: pay to the Company in cash the aggregate amount of U.S. $288,000.

CLOSING

Closing. Subject to the satisfaction of the conditions precedent specified in Section 7 hereof, the Closing of the transactions contemplated by this Agreement shall take place at 11:00 a.m. (Los Angeles time) at the offices of Loeb & Loeb LLP, 1000 Wilshire Blvd., Los Angeles, CA 90017 on or before September, 1999 (or on such other date as may be mutually agreed upon by the parties). At the Closing the following shall take place:
The Company shall deliver to GML a certificate evidencing the Company Shares.

The Company shall execute and deliver a counterpart copy of the Registration Rights Agreement referred to in Section 7.1(a) below.

The Company shall deliver the Certificate referred to in Section
7.1(h) below.

GML shall deliver a check payable to the Company in the amount of $288,000.

GML shall execute and deliver a counterpart copy of the Registration Rights Agreement.

GML shall deliver the Certificate referenced to in Section
7.2(d).

The Company shall deliver certificates representing the Financial
Consultant Shares to the Financial Consultants in such denominations and to such issues as designated by Mr. Bernard
Chan prior to the Closing.

The Company shall issue to GML and deliver to Loeb & Loeb LLP a certificate representing the Escrow Shares (as defined in Section
8.6 below.)

REPRESENTATIONS AND WARRANTIES OF GML

GML hereby represents and warrants to the Company as follows:
Organization.

GML is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands. GML has the power and authority to carry on its business as presently conducted; and GML is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents of GML or any agreement, contract or instrument to which it is a party or by which it or any of its assets are bound.

Authority. GML has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of GML and no other corporate or other proceedings on the part of GML are necessary to authorize this Agreement and the transactions contemplated hereby.

Securities Laws. GML understands that the Company Shares are not being registered under the Securities Act, on the ground that the offer and sale of the Company Shares under this Agreement are exempt from the registration provisions of Section 5 of the Securities Act pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of
Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Company Shares may not be resold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule 3.4 attached hereto. GML is acquiring the Company Shares for investment purposes only and not with a view to distribution or resale thereof, except that the Company Shares may be distributed to the shareholders of GML in complete liquidation of GML provided that each such shareholder delivers to the Company a written representation substantially to the effect of this Section 3.4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     AND THE STOCKHOLDERS

The Company and the Stockholders hereby represent and warrant to GML as follows:

Organization

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.
The copies of the Certificate of Incorporation of the Company, and the By-laws of the Company heretofore furnished to GML are complete and correct copies of the Certificate of Incorporation and the By-laws of the Company as amended and in effect on the date hereof.

Capitalization of the Company. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value U.S.$.0001 per share, of which 5,000,000 shares are presently, and will be immediately prior to the Closing, outstanding and 20,000,000 shares of Preferred Stock, par value U.S. $.0001 per share, none of which is outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and, at the Closing, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable. There are no other outstanding shares of capital stock or other securities or other equity interests of the Company or contracts, options, warrants or rights of any kind to acquire such stock, other securities or other equity interests. There are no outstanding agreements which impose an obligation to file a registration statement or register any of the capital stock of the Company.

Subsidiaries and Investments. The Company does not own any capital stock or have any interest in any corporation, partnership or other form of business organization or investment.
 Financial Statements. The unaudited balance sheet of the Company as of June 30, 1999 (the "Company Financial Statements")
(a) was prepared in accordance with the books and records of the Company; (b) was prepared in accordance with U.S. generally accepted accounting principles consistently applied; and (c) is complete, accurate and truly and fairly presents the Company's financial condition as of such date.

Absence of Material Changes. Since June 30, 1999, there has not been:

any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company.

any redemption, purchase or other acquisition of any shares of the capital stock of Company, or any issuance of any shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by the Company relating to its authorized or issued capital stock.

Litigation. There is no dispute, claims, arbitration, litigation, proceeding or investigation pending or, to the best knowledge of the Company and the Stockholders, threatened against the Company affecting any of its properties or assets or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

Title to Assets. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Company Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

Contracts and Undertakings. The Company has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively, the "Company Contracts") to which the Company is a party or to which it or its property is subject. Transactions with Affiliates, Directors and Shareholders. Except as set forth on Schedule 4.9 attached hereto, there are no contracts, agreements, arrangements or other transactions between the Company and any officer, director, or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents or By-laws of the Company or any Stockholder, or any agreement, contract or instrument to which the Company or any Stockholder is a party or by which it or any of its respective assets are bound.
Authority. Each of the Stockholders and the Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein without the consent, approval, license or concurrence of any other party. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Shares in accordance with the terms hereof.

Compliance with Law. The Company has in all material respects complied with and it is now in all material respects in compliance with, all applicable laws, rules and regulations. All outstanding securities have been, and, assuming the accuracy of the investment representations provided by GML to the Company pursuant to the provisions hereof, the Company Shares will be, issued in full compliance in all material respects with all state and federal securities laws. The filings of the Company with the United States Securities and Exchange Commission contain no material misstatement or fail to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Directors and Employees and Service Contracts.

Other than the directors and officers set forth on Schedule 4.13 attached hereto, the Company has no other directors or officers.
The Company has no employees.

Business Operations. The Company has never engaged in any business operations other than to attempt to effect a merger, exchange of capital stock, asset acquisition or other business combination.

COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its advisors, employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company and GML as each party may request. In order that each party may have the full opportunity to do so, the Company, and GML shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company and GML, as the case may be, as each party or its representatives may reasonably request and cause the Company and GML, as the case may be, and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives.
Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination or original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other party to the end that the party shall
(i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated by this Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, the Company and GML shall conduct its respective businesses in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects during the period from the date hereof and the date of the Closing and as of the date of the Closing as if made at and as of the Closing.

Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the other party of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

Notice of Default. From the date hereof through the Closing, each party hereto shall give to the other parties prompt prior written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

All representations, warranties and covenants of the parties hereto contained herein shall survive the consummation of the transactions contemplated by this Agreement and remain in full force and effect for a period of one year from the Closing.

CONDITIONS TO CLOSING

Conditions to Obligation of GML. The obligations of GML under this Agreement shall be subject to each of the following conditions precedent:

Representations and Warranties of Company to be True. The representations and warranties of the Company herein contained shall be true, accurate and complete at the Closing with the same effect as though made at such time, except as to effect of transactions, payments and liabilities incurred in the ordinary course of business since the date hereof. The Company shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

No Legal Proceedings. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and remain pending as of the Closing to restrain or prohibit the transactions contemplated by this Agreement.

Statutory Requirements. All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

Registration Rights Agreement. The Company and GML shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit A.

Assets.  The Company shall have no assets as of the Closing..
No Liabilities. There shall be no liabilities of the Company as of the Closing of any nature whatsoever.

Officers. Upon the Closing, the Board of Directors of the Company shall have appointed the following persons to the offices set forth opposite his/her name:

          Name                   Office

Trading.  The Company's Common Stock shall be trading on the OTC
Bulletin Board.

Certificate. The Company shall have delivered to GML an officer's certificate substantially in the form of Exhibit 7.1(h) as to the satisfaction of the foregoing conditions.
Conditions to Obligations of the Company. The obligation of the Company under this Agreement shall be subject to the following conditions precedent:

Representations and Warranties of GML to be True. The representations and warranties of GML herein contained shall be true, accurate and complete in all material respects at the Closing with the same effect as though made at such time, except as to effect of transactions, payments and liabilities incurred in the ordinary course of business since the date hereof. GML shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

No Legal Proceedings. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

Statutory Requirements. All statutory requirements for the valid consummation by GML of the transactions contemplated by this Agreement shall have been fulfilled. All authorization, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by GML of the transactions contemplated by this Agreement shall have been obtained.

Certificate. GML shall have delivered to the Company an officer's certificate substantially in the form of Exhibit
7.2(d), as to the satisfaction of the foregoing conditions.

INDEMNIFICATION/ESCROW

Indemnification by GML. Provided the Company's claim therefor is instituted by written notice within the time period specified in
Section 6 hereof, GML shall indemnify, defend and hold harmless and in all respects make whole the Company from and against any and all damages, judgments and payments ("Losses") which may be incurred or suffered by the Company or to which it may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of GML contained in this Agreement. Notwithstanding the foregoing, GML shall have no liability to the Company hereunder until such time as the aggregate amount of Losses exceeds U.S.$5,000 and then only for the amounts, if any, in excess thereof. Payment of the indemnity hereunder shall be made by the return to the Company of Company Shares valued at U.S.$______ per Share.

Indemnification by the Company and the Stockholders. Provided the claim therefor is instituted by written notice within the time period specified in Section 6 hereof, the Company and the Shareholders shall jointly indemnify, defend and hold harmless and in all respect make whole GML from and against any Losses which may be incurred or suffered by any such party or to which any such party may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of the Company contained in this Agreement or with respect to any liability of the Company and Stockholders as of the Closing. Notwithstanding the foregoing, the Company and the Stockholders shall have no liability to GML hereunder until such time as the aggregate amount of Losses exceeds U.S.$5,000 and then only for the amounts in excess, if any, in excess thereof. Notwithstanding the foregoing, if, as a result of a breach of representation by the Company or the Stockholders hereunder, GML and or its designees receives Company shares representing less than 89% of the outstanding capital stock of the Company on a fully diluted basis then the Company shall issue such additional Company Shares so that GML and/or its designees shall have received 89% of the outstanding capital (on a fully diluted basis) as of the Closing.

Computation of Losses. For purposes of calculating any Losses suffered by an indemnified party pursuant to Sections 8.1 or 8.2 hereof, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds recovered with respect to such matter and to any tax benefits attributable to such damage and actually derived therefrom in the same year or in a subsequent taxable period.

Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 8.1 or 8.2 hereof, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the Losses arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in
Section 8.4 hereof.

Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party or that the Indemnifying Party does not have sufficient financial resources to fully defend the proceeding or to pay the claim or judgment, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable for the costs and expenses of more than one such separate counsel unless with the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

Escrow of Company Shares. At the Closing, the Company shall deliver a certificate evidencing shares representing 2% of the issued and outstanding shares of the Company's Common Stock on a fully diluted basis (the "Escrow Shares") to Loeb & Loeb LLP to be held in escrow and applied in accordance with the provisions of this Section 8.6. Loeb & Loeb LLP is hereby authorized and instructed to deliver the Escrow Shares to GML at such time as the Company enters into an agreement with a third party for financial public relations services. The parties acknowledge that Loeb & Loeb LLP presently represents GML and will represent the Company after the Closing and hereby consent to having Loeb & Loeb LLP act as escrow agent hereunder and agree to indemnify and hold harmless Loeb & Loeb LLP from any liability, loss or damage suffered or incurred by Loeb & Loeb LLP acting hereunder.

COVENANTS AFTER THE CLOSING

As soon as reasonably practicable after the Closing, GML will, at is expense, cause the Company to organize a wholly subsidiary (the "Subsidiary") to manufacture and sell electronic and digital organizers under the "Amax" name. GML will arrange for the establishment of a new business under the Subsidiary relating to electronic and digital organizers including recruiting employees, establishing manufacturing facilities, sourcing of raw materials and registering the Amax trademark in relevant territories, it being understood, however, that it is contemplated that financing (debt, equity or a combination thereof) will be undertaken in connection with such business.

MISCELLANEOUS

Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby. Expenses of Sale. Except as otherwise provided herein, each party shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein, except that the Stockholders shall be resopnsible for any expenses of the Company. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party.

Use and Confidentiality. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange of
(iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about the other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that, from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.
Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

To GML:

Gain Master Limited
Jipfa Building
Main Street
P.O. Box 181
Road Town Tortola
British Virgin Islands
Attn:  President

With a copy to:

David L. Ficksman, Esq.
Loeb & Loeb LLP
1000 Wilshire Blvd., Suite 1800
Los Angeles, California 90017
Tel: (213) 688-3698
Fax: (213) 688-3460

To the Company or the Stockholders:

Blencathia Acquisition Corp.
1404 R Street N.W.
Washington D.C. 20009
Attn:  James R. Cassidy
Tel: (202) 387-5400
Fax: (202)_________

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address if sent by courier or other means of personal service. In case of service by telecopy, the notices, requests and other communications shall be deemed to have been made on the date of dispatch provided that a copy of such notice, request or other communication shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto; provided, however, that no assignment or transfer by any party of this Agreement or its rights or obligations hereunder shall occur without the prior written consent of the other parties hereto.

Entire Agreement, Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective permitted successors or assigns.
Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
Governing Law. This Agreement shall be governed by the laws of the State of California.

Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any dispute, breach, default or claim hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

Blencathia Acquisition Corp.



By:
Name:
Title:

Gain Master Limited


By:
Name:
Title:

Pierce Mill Associates

By:
Name:
Title:

TPG Capital Corporation

By:
Name:
Title:

SCHEDULE 3.4

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED OR SOLD IN ANY TRANSACTION SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR APPLICABLE STATE LAW UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR APPLICABLE STATE LAW OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR APPLICABLE STATE LAW IS AVAILABLE.